EXHIBIT 3.3
VORNADO REALTY TRUST
ARTICLES OF AMENDMENT

Vornado Realty Trust, a Maryland real estate investment trust (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: The Declaration of Trust of the Company (the “Declaration”) is hereby amended by deleting Section 2.2 in its entirety and inserting the following in lieu thereof:

The Trustees elected at the 2016 annual meeting of Shareholders shall serve until the 2019 annual meeting of Shareholders and until their respective successors are duly elected and qualify. At the 2017 annual meeting of Shareholders, each of the successors to the Trustees whose terms expire at the 2017 annual meeting of Shareholders shall be elected to serve until the next annual meeting of Shareholders and until their respective successors are duly elected and qualify. At the 2018 annual meeting of Shareholders, each of the successors to the Trustees whose terms expire at the 2018 annual meeting of Shareholders shall be elected to serve until the next annual meeting of Shareholders and until their respective successors are duly elected and qualify. Beginning with the 2019 annual meeting of Shareholders, all Trustees shall be elected to serve until the next annual meeting of Shareholders and until their respective successors are duly elected and qualify.

SECOND: The amendment to the Declaration as set forth above has been duly advised by the Board of Trustees of the Company and approved by the shareholders of the Company as required by law.
THIRD: The undersigned officer acknowledges these Articles of Amendment to be the trust act of the Company and, as to all matters of facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]
IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to be signed in its name and on its behalf by its Executive Vice President – Finance and Chief Administrative Officer and attested to by its Secretary on this 30th day of September, 2016.

ATTEST:	VORNADO REALTY TRUST

/s/ Alan J. Rice	By: /s/ Joseph Macnow
Alan J. Rice	Joseph Macnow
Secretary	Executive Vice President—Finance and Administration and Chief Administrative Officer